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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (registration nos. 33-71930 and 333-15389) and previously filed Registration Statements on Form S-3 (registration nos. 33-915912 and 33-93872).


                                                /s/ Arthur Andersen LLP

Denver, Colorado
March 27, 1998